Sign On - Windows Internet Explorer

https://fdry.equitybenefits.com/SignOn.aspx

Sign On

FOUNDRY NETWORKS

HOME | E-MAIL | CONTACT US

Need Help? Phone: 1-408-207-1888

EMAIL stock@foundrynet.com

Welcome to the Foundry Networks Stock Options Tender Offer website.

Please enter your Employee ID and Password [last four digits of your Social Security Number]

If you have misplaced or did not receive your Employee ID, click here.

Employee ID: (Case Sensitive)

Password: (Case Sensitive)

ENTER

Done | Internet | 100%